Exhibit 3.2

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT

                                       OF

                          PENINSULA GAMING COMPANY, LLC

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                                Table of Contents

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                                    ARTICLE I

                               GENERAL PROVISIONS

   1.1 Formation and Filing ............................................  1
   1.2 Name and Principal Place of Business ............................  2
   1.3 Registered Agent and Registered Office ..........................  2
   1.4 Term ............................................................  2
   1.5 Purpose .........................................................  2
   1.6 Definitions .....................................................  3

                                   ARTICLE II

                               MEMBERSHIP MATTERS

   2.1 Common Member ................................................... 12
   2.2 Preferred Member ................................................ 12
   2.3 Limitation on Liability ......................................... 12
   2.4 Title to Company Property ....................................... 12
   2.5 Business Transactions Involving Member .......................... 12
   2.6 Iowa Gaming Licenses ............................................ 12
   2.7 Voting By Members ............................................... 13

                                   ARTICLE III

                                 GAMING CONTROL

   3.1 Applicability ................................................... 14
   3.2 Licensing ....................................................... 14
   3.3 Sale, Assignment, Transfer, Pledge or Other Disposition ......... 14
   3.4 Revocability of License ......................................... 14
   3.5 Restrictive Legend .............................................. 14
   3.6 Acceptance of Gaming Law Restrictions ........................... 15
   3.7 Gaming Taxes, Assessments, Privilege Fees, Etc. ................. 15
   3.8 Limitation on Payments and Distributions ........................ 15

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                                   ARTICLE IV

                            MANAGEMENT OF THE COMPANY

   4.1 Management Rights ............................................... 16
   4.2 No Management by Other Members .................................. 16
   4.3 Limited Liability ............................................... 16
   4.4 Indemnification ................................................. 17
   4.5 General Obligations ............................................. 17
   4.6 Scope of Duties ................................................. 17

                                    ARTICLE V

                                COMPANY OFFICERS

   5.1 Officers, Employees and Agents .................................. 18
   5.2 Removal and Resignation ......................................... 18
   5.3 Vacancies ....................................................... 18
   5.4 Limitation of Liability and Indemnification of Company Officers . 18

                                   ARTICLE VI

                 CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

   6.1 Common Membership Interest ...................................... 19
   6.2 Preferred Membership Interest ................................... 19
   6.3 GDREC Capital Contribution ...................................... 19
   6.4 Additional Capital Contributions ................................ 20
   6.5 Issuance of Interests ........................................... 20

                                   ARTICLE VII

                                   ALLOCATIONS

   7.1 Allocation of Profits and Losses ................................ 20
   7.2 Changes in Percentage Interests ................................. 21
   7.3 Tax Allocations ................................................. 21
   7.4 Qualified Income Offset, Minimum Gain Chargeback ................ 22

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   7.5 Tax Credits ..................................................... 22
   7.6 Allocations in Event of Recharacterization ...................... 22
   7.7 Allocations upon Liquidation or Cessation of Business Activities  22

                                  ARTICLE VIII

                                  DISTRIBUTIONS

   8.1 Distribution Policy ............................................. 24
   8.2 Distributions on Dissolution .................................... 25
   8.3 Treatment of Taxes Withheld; Distributions With Respect to
       Certain State and Local Taxes ................................... 25
   8.4 Mandatory Distributions ......................................... 25
   8.5 Refinancings or Redemptions of Indebtedness ..................... 27

                                   ARTICLE IX

                  REDEMPTION OF PREFERRED MEMBERSHIP INTERESTS

   9.1 Mandatory Partial Redemption .................................... 28
   9.2 Mandatory Final Redemption ...................................... 28
   9.3 Optional Redemption ............................................. 28
   9.4 Required Regulatory Redemptions or Repurchases .................. 28

                                    ARTICLE X

                            TAX MATTERS AND ELECTIONS

  10.1 Designation of Tax Matters Partner .............................. 30
  10.2 Powers and Duties of Tax Matters Partner ........................ 30
  10.3 Expenses Regarding Tax Matters .................................. 30
  10.4 Basis Election .................................................. 30
  10.5 Established Securities Markets .................................. 31
  10.6 Election to be Taxed as a Corporation ........................... 31

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                                   ARTICLE XI

                           DISSOLUTION AND TERMINATION

  11.1 Events Causing Dissolution ...................................... 31
  11.2 Liquidating Trustee ............................................. 31
  11.3 Liquidation ..................................................... 32
  11.4 Liabilities ..................................................... 32
  11.5 Distribution of Proceeds upon Liquidation ....................... 32
  11.6 Deficit Capital Accounts ........................................ 33
  11.7 Certificate of Cancellation ..................................... 33

                                   ARTICLE XII

                             TRANSFERS OF INTERESTS

  12.1 Restrictions on Transfer ........................................ 33
  12.2 Admission of Transferee as a Member ............................. 33
  12.3 Entity Member Transfers ......................................... 34
  12.4 Restrictive Legend .............................................. 34
  12.5 Limitation on Foreign Ownership ................................. 35
  12.6 Limitation on Activities ........................................ 35
  12.7 Restrictions to Avoid Publicly Traded Partnership Status ........ 35
  12.8 Disqualified Interest ........................................... 36

                                  ARTICLE XIII

                                    LIABILITY

  13.1 Liability of the Members ........................................ 37
  13.2 Waiver of Partition and Nature of Interest in the Company ....... 37

                                   ARTICLE XIV

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

  14.1 Books and Records ............................................... 37
  14.2 Accounting and Fiscal Year ...................................... 38

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  14.3 The Company Accountant .......................................... 38
  14.4 Reserves ........................................................ 38

                                   ARTICLE XV

                                    EXPENSES

  15.1 Reimbursement ................................................... 38
  15.2 Out-of-pocket Expenses .......................................... 38

                                   ARTICLE XVI

                             SECURITIES LAWS MATTERS

  16.1 Securities Law Representations and Warranties ................... 39

                                  ARTICLE XVII

                                POWER OF ATTORNEY

  17.1 Power of Attorney ............................................... 42

                                  ARTICLE XVIII

                                  MISCELLANEOUS

   18.1 Further Assurances ............................................. 43
   18.2 Severability ................................................... 43
   18.3 Amendments ..................................................... 43
   18.4 Amendments to Comply with Gaming or Similar Laws ............... 43
   18.5 Entire Agreement; Purchase Agreement ........................... 43
   18.6 Governing Law .................................................. 44
   18.7 Dispute Resolution ............................................. 44
             18.7.1 Agreement to Negotiate ............................. 44
             18.7.2 Procedure for Arbitration .......................... 45
   18.8 Attorney Fees .................................................. 45
   18.9 Captions ....................................................... 45
   18.10 Creditors Not Benefited ....................................... 45

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  18.11  Indemnification of Organizer .................................. 45
  18.12  Counterparts .................................................. 46
  18.13  Binding Effect ................................................ 46

      THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Peninsula Gaming Company, LLC, a Delaware limited liability company (the "Company"), is made and entered into to be effective for all purposes as of July 15, 1999 by Peninsula Gaming Partners, LLC, a Delaware limited liability company ("PGP"), Greater Dubuque Riverboat Entertainment Company, L.C., an Iowa limited liability company ("GDREC"), and such other Persons as may from time to time be admitted as members of the Company in accordance with the terms of this Agreement and the Delaware Act. As used in this Agreement, the term "Member" shall mean any one of PGP, GDREC or any other Person or entity who is admitted as and continues to be a Common Member or Preferred Member of the Company in accordance with this Agreement and the Delaware Act, and the term "Members" (whether one or more) shall mean PGP, GDREC and all other Persons who are admitted as and continue to be Common Members or Preferred Members of the Company in accordance with this Agreement and the Delaware Act.

                                    RECITALS

      WHEREAS, PGP is party to a limited liability company agreement, adopted as of January 29, 1999 and amended and restated as of April 5, 1999, with respect to the conduct of the affairs of the Company and the rights and obligations of Members with regard to their interests in the Company (the "Existing Operating Agreement").

      WHEREAS, PGP and GDREC desire to amend and restate the Existing Operating Agreement as set forth herein in order to, among other things, provide for the admission of GDREC as a Preferred Member of the Company;

      NOW, THEREFORE, the undersigned hereby amend and restate the Existing Operating Agreement and adopt the following as their "limited liability company agreement" (as that term is used in the Delaware Act):

                                    ARTICLE I

                               GENERAL PROVISIONS

      1.1 Formation and Filing. The Managing Member caused the Company to be formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del.C ss.ss. 18-101, et. seq. (as amended from time to time, the "Delaware Act") as of January 26, 1999 (the "Formation Date"). The Managing Member's actions in causing the formation of the Company are hereby ratified, adopted and approved, and the Managing Member is hereby authorized to file and record any amendments to the Certificate of Formation and such other documents as may be required or appropriate under the Delaware Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

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      1.2 Name and Principal Place of Business:

      (i) The name of the Company is "Peninsula Gaming Company, LLC." The Managing Member may change the name of the Company or adopt such trade or fictitious names for use by the Company as the Managing Member may from time to time determine. All business of the Company shall be conducted under such name, and title to all assets or property owned by the Company shall be held in such name.

      (ii) After the Purchase Agreement Closing Date, the principal place of business of the Company shall be at 400 East Third Street, Dubuque, Iowa 52001, or at such other place or places as the Managing Member may from time to time designate.

      1.3 Registered Agent and Registered Office: The name of the Company's registered agent for service of process shall be The Corporation Trust Company (the "Registered Agent"), and the address of the Company's Registered Agent and the address of the Company's registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801 (the "Registered Office"). The Registered Agent and the Registered Office of the Company may be changed from time to time by the Managing Member.

      1.4 Term: The term of the Company is deemed to have commenced on the Formation Date and shall continue until 11:59 p.m. E.S.T. on December 31, 2048, unless sooner terminated or further extended pursuant to the provisions of this Agreement by the Members.

      1.5 Purpose: The Company has been formed for the purpose of:

      (i) acquiring an excursion gambling boat from GDREC, and either directly acquiring certain real property owned by Harbor Community Investment, L.C., an Iowa limited liability company, or through an affiliate acquiring such real property, and to conduct gaming operations thereon to the extent allowed by, and in conformance with, applicable law;

      (ii) acquiring and/or developing any facilities that are related to, necessary for the operation of, compatible with or enhance the gaming operation to be conducted by the Company, including parking areas, entertainment and lodging facilities, food and beverage service, docking facilities, shopping centers, movie theaters, bowling alleys, storage and maintenance facilities; and

      (iii) engaging in any other lawful business activities determined by the Managing Member to be necessary, convenient or advisable in connection with or incidental to the foregoing.


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      1.6 Definitions. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the meanings given to them below:

      "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account, after giving effect to the following adjustments: (a) such Capital Account shall be credited with any amounts that such Member is obligated to restore pursuant to this Agreement or otherwise and any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treas. Reg. Section 1.704-2(g)(1) or the penultimate sentence of Treas. Reg. Section 1.704-2(i)(5); and (b) such Capital Account shall be debited with such Member's share of the items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. Section 1.704-1 (b)(2)(ii)(d) and shall be interpreted consistently therewith.

      "Aggregate Capital Contribution" means the total amount of Capital Contributions made to the Company by all the Members or any one Member (or, in the event a Member has acquired an Interest other than directly from the Company, such Member's Capital Contribution and the ratable portion of the Capital Contribution of the predecessor holder of the Interest acquired by such Member), as the case may be.

      "Agreement" means this operating agreement (including the Exhibits and schedules hereto), as originally executed and as amended from time to time, and the terms "hereof", "hereto" and "hereunder", when used in reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

      "Bankruptcy" or "Bankrupt" means with respect to any Member, such Member making an assignment for the benefit of creditors, becoming a party to any liquidation or dissolution action or proceeding with respect to such Member or any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to such Member, or a receiver, liquidator, custodian, or trustee being appointed for such Member or a substantial part of such Member's assets and, if any of the same occur involuntarily, the same not being dismissed, stayed or discharged within one hundred (120) days of its filing; or the entry of an order for relief against such Member under Title 11 of the United States Code. A Member shall be deemed Bankrupt if the Bankruptcy of such Member shall have occurred and be continuing.

      "Beneficial Interest" of any Person means all direct or indirect forms of ownership or control, voting power or investment power of such Person, whether held through a contract, lien, lease, partnership, stockholding, syndication, joint venture, understanding, relationship, present or reversionary right, title or interest, or otherwise.

      "Capital Account" means, with respect to any Member, the Aggregate Capital Contribution made by such Member to the Company, (i) reduced by (A) any Losses (or items thereof) allocated to such Member and (B) any distributions made to such Member, and


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(ii) increased by any Profits (or items thereof) allocated to such Member. The
Capital Account of any Member shall reflect all prior adjustments to the Capital Account of any predecessor holder of such Member's Interest in the Company or portion thereof. Any other item which is required to be reflected in a Member's Capital Account under Section 7.3 or otherwise under this Agreement shall be so reflected.

      "Capital Contribution" means, with respect to any Member, the amount of money and the Fair Market Value of any property other than money (reduced by the amount of liabilities assumed by the Company with respect to such property) contributed to the Company with respect to the Interest held by such Member pursuant to Article VI of this Agreement.

      "Certificate of Formation" means the Certificate of Formation of the Company, filed on January 26, 1999 with the office of the Secretary of State of Delaware, as the same may be amended or otherwise modified from time to time in accordance with the Delaware Act.

      "Claimant" has the meaning given to it in Section 18.7.1.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

      "Common Member" means PGP and any other Person admitted as a Common Member in accordance with the terms of this Agreement.

      "Common Membership Interest" means, as to any Common Member, such Common Member's Interest.

      "Common Member Percentage Interest" means, as to any Common Member, the percentage that such Common Member's Interest bears to the aggregate Interests of all Common Members, as reflected on Schedule A.

      "Company Accountant" has the meaning given to it in Section 14.3.

      "Company Asset" means the interest of the Company in any entity or security (whether in corporate securities, equity, debt or hybrid securities, partnership or joint venture interests, other contractual rights or otherwise), or group of related entities or securities, and any business and other assets, or group of related businesses and other assets, owned, directly or indirectly, by the Company.

      "Debt" means (i) any indebtedness for borrowed money or for the deferred purchase price of property or evidenced by a note, bonds, or other instruments,
(ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, and (iv) obligations under direct or indirect guarantees of (including


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obligations (contingent or otherwise) to assure a creditor against loss in respect of indebtedness or obligations of the kinds referred to in clauses (i),
(ii) and (iii) above, provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

      "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

      "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.C. ss. 18-101, et. seq., as amended from time to time.

      "Disqualified Interest" has the meaning given such term in Section 12.9.

      "Distribution Date" has the meaning given such term in Section 11.4.

      "Escrow Agreement" means the Escrow Agreement dated as of January 15, 1999 entered into between PGP and GDREC in connection with the acquisition by the Company of substantially all of the assets of GDREC.

      "Fair Market Value" means the price that would be paid for a given asset in an arm's length transaction between a willing buyer and a willing seller as determined by the Managing Member in its reasonable good faith judgement and approved by a majority of the Independent Committee.

      "Final Redemption Date" has the meaning given to such term in Section 9.2.

      "Fiscal Year" means (i) the period commencing on the effective date of this Agreement and ending on December 31, 1999, (ii) any subsequent twelve (12) month period commencing on January 1st and ending on December 31st, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article VII.

      "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or


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foreign government, any state, province or any city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the IRGC, and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company, PGP or any of their respective subsidiaries.

      "Gaming Laws" means the gaming laws of any jurisdiction or jurisdictions to which the Company or any of its subsidiaries is, or may at any time become, subject, including, without limitation, Chapter 99F of the Iowa Code, as amended, and the rules and regulations adopted by the IRGC.

      "Gaming License" means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its subsidiaries conducts business (including, without limitation, all such licenses granted by the IRGC under Chapter 99F of the Iowa Code and the rules and regulations promulgated thereunder), and all applicable liquor licenses.

      "GDREC" means Greater Dubuque Riverboat Entertainment Company, L.C., an Iowa limited liability company.

      "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

            (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset;

            (b) The Gross Asset Value of all property of the Company shall be adjusted to equal the respective gross Fair Market Values of such property, as of the following times: (i) the acquisition of an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property of the Company as consideration for an Interest; and (iii) the Liquidation of the Company; provided, however, that adjustments pursuant to clauses (i) and
      (ii) above shall be made only if the Managing Member reasonably determines, and a majority of the Independent Committee agrees, that such adjustments are necessary or appropriate to reflect the relative economic Interests of the Members;

            (c) The Gross Asset Value of any property of the Company distributed to any Member shall be adjusted to equal the gross Fair Market Value of such property on the date of distribution;


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

            (d) The Gross Asset Values of assets of the Company shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to section 734(b) or section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. ss. 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent the Managing Member determines that an adjustment pursuant to subsection (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (b), or (d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      "HCI" means Harbor Community Investment, L.C., an Iowa limited liability company.

      "Indemnified Party" has the meaning given to such term in Section 4.4.

      "Indenture" means the indenture governing the Notes.

      "Independent Committee" means a committee composed of the disinterested, independent Managers (as such term is defined in the Amended and Restated Operating Agreement of PGP dated as of July 15 1999 (the "PGP Operating Agreement")) that are appointed to serve as independent managers of PGP pursuant to Section 3.1(c) of the PGP Operating Agreement.

      "Initial Distribution Period" has the meaning given such term in Section 8.1.2.

      "Interest" means, with respect to any Person, the Beneficial Interest or other interest of such Person in the Company at any particular time under this Agreement, including the right of such Person to any and all benefits to which such Person may be entitled as provided in this Agreement, together with the obligations of such Person to comply with all the terms and provisions of this Agreement.

      "Investment Company" has the meaning given such term in Section 4.5(c).

      "Iowa Gaming License" has the meaning given such term in Section 2.6.

      "IRGC" means the Iowa Racing and Gaming Commission.

      "Liquidation" means (i) when used with reference to the Company, the earlier of (a) the date upon which the Company is terminated under Section 708(b)(1) of the Code or


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

(b) the date upon which the Company ceases to be a going concern, and (ii) when used with reference to any Member, the earlier of (a) the date upon which there is a Liquidation of the Company or (b) the date upon which such Member's entire Interest in the Company is terminated other than by transfer, assignment or other disposition to a Person other than the Company.

      "Managing Member" means PGP, or such other Person appointed as the managing member of the Company pursuant to the terms hereof.

      "Mandatory Redemption Purchase Price" has the meaning given to such term in Section 9.1.

      "Member" shall have the meaning given to such term in the introductory paragraph of this Agreement.

      "Minimum Partial Redemption" has the meaning given to such term in Section 10.1.

      "Minimum Preferred Liquidation Preference" means, with respect to any Preferred Member, the excess of:

                  (i) the sum of such Preferred Member's initial Capital Account attributable to his Preferred Membership Interest and any cumulative unpaid Preferred Distributions attributable to such Preferred Membership Interest, less any applicable reductions or offsets, over

                  (ii) any portion of the Mandatory Redemption Purchase Price or
            Optional Redemption Purchase Price paid pursuant to section 9.1 or 9.3, respectively, to such Preferred Member and to any previous holders of such Preferred Membership Interests.

      "Net Cash From Operations" means the gross cash proceeds from Company operations less the portion thereof used to pay or establish Reserves, all as determined by the Managing Member. Net Cash From Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of Reserves previously established.

      "Notes" means the 12 1/4% Senior Secured Notes due 2006 offered on July 8, 1999 by the Company and Peninsula Gaming Corp, a Delaware corporation and wholly owned subsidiary of the Company.

      "Optional Redemption Purchase Price" has the meaning given to such term in
Section 9.3.

      "Organizer" has the meaning given to such term in Section 18.12.


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

      "Person" means any individual, partnership, corporation, limited liability company, trust, estate, association, unincorporated organization or other entity or association.

      "PGP" means Peninsula Gaming Partners, LLC, a Delaware limited liability company.

      "Preferred Distribution" has the meaning given to such term in Section 8.1.2.

      "Preferred Distribution Date" has the meaning given to such term in
Section 8.1.2.

      "Preferred Member" shall mean GDREC (upon its admission as a Preferred Member), and any other Person admitted as a Preferred Member of the Company in accordance with the terms of this Agreement.

      "Preferred Membership Interest" means, as to any Preferred Member, such Preferred Member's Interest.

      "Preferred Member Percentage Interest" means, as to any Preferred Member, the percentage that such Preferred Member's Interest bears to the aggregate Interests of all Preferred Members, as reflected on Schedule A.

      "Profits" or "Losses" means, for each period taken into account under
Article III, an amount equal to the Company's taxable income or taxable loss for such period, determined in accordance with Federal income tax principles, with the following adjustments:

            (a) There shall be added to such taxable income or taxable loss an amount equal to any income received by the Company during such period which is wholly exempt from Federal income tax (e.g., interest income which is exempt from Federal income tax under section 103 of the Code);

            (b) Any expenditures of the Company described in section 705(a)(2)(B) of the Code or treated as section 705(a)(2)(B) expenditures pursuant to Treas. Reg. ss. 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

            (c) In the event the Gross Asset Value of any Company Asset is adjusted pursuant to this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses, and shall be allocated in accordance with the provisions of Article VII;

            (d) Gain or loss resulting from any disposition of property or assets of the Company with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of such property


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

      or assets disposed of, notwithstanding that the adjusted tax basis of such property or assets differs from its Gross Asset Value;

            (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period; and

            (f) To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to section 734(b) or section 743(b) of the Code is required pursuant to Treas. Reg. ss. 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in Liquidation of a Member's Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; provided, however, that an adjustment pursuant to this clause (f) shall not be made to the extent that such adjustment has been taken into account pursuant to clause (c) of this defined term.

      "Purchase Agreement" means the Asset Purchase and Sale Agreement dated as of January 15, 1999, as amended, entered into between POP (f/k/a AB Capital,
LLC) and GDREC in connection with the acquisition by PGP or its designee of substantially all of the assets of GDREC.

      "Purchase Agreement Closing Date" means the date on which the transactions contemplated by the Purchase Agreement are consummated.

      "Real Property Purchase Agreement" means the Real Property Purchase and Sale Agreement dated as of January 15, 1999 entered into between PGP (f/k/a AB Capital, LLC) and Harbor Community Investment, L.C. in connection with the acquisition by PGP or its designee of certain real property described therein.

      "Recipient" has the meaning given to such term in Section 18.7.1.

      "Redemption Date" has the meaning given to such term in Section 9.1.

      "Regulations" means the income tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). Application of the requirements and the definitions set forth in said Regulations to the provisions of this Agreement shall be made by substituting "Member" for "Partner" and "Company" for "Partnership."

      "Reserves" means the amount of cash that the Managing Member from time to time determines to be reasonably necessary or advisable as reserves for: (a) payment of Company

Debts, including any amounts required under any loan agreement or bond indenture to be retained by the Company; (b) payment of Preferred Distributions and any redemption obligations of the Company with respect to the Preferred Membership Interests; (c) working capital requirements in connection with the management and operation of the Company, including, but not limited to, payments to consultants, advisors and other professionals retained by the Company from time to time; (d) acquisition of new properties or expansion of the Company's business; and (e) other contingencies related to the business of the Company.

      "Rights" means any securities convertible into or exchangeable for Common Membership Interests.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Semi-Annual Distribution Period" has the meaning given to such term in
Section 8.1.2.

      "Stevens" means M. Brent Stevens.

      "Tax Distributions" has the meaning given to such term in Section 8.4.

      "Tax Matters Partner" has the meaning given to such term in Section 10.2.

      "Transfer" means, when used as a noun, any sale, hypothecation, participation, pledge, assignment, attachment, disposal, loan, gift, levy or other transfer, when used as a verb, to sell, hypothecate, pledge, assign, dispose, loan, gift, levy or otherwise transfer, and when used as a gerund, selling, hypothecating, pledging, assigning, disposing of, lending, giving, levying or otherwise transferring.

      "Transferee" means a Person to whom a Transferring Member Transfers all or any portion of such Transferring Member's Interest and who has not been admitted as a Member in accordance with the terms and conditions of this Agreement.

      "Unit" means any Common Membership Interest or any Preferred Membership Interest.

      "Unsuitable Member" has the meaning given to such term in Section 9.4.

                                   ARTICLE II

                               MEMBERSHIP MATTERS

      2.1 Common Member. PGP is the single and sole Common Member of the Company and shall be shown as such on the books and records of the Company. Except as expressly permitted by this Agreement, no other Person shall be admitted as a Common Member of the Company without the approval of the Managing Member.

      2.2 Preferred Member. As of the date hereof, the Company has no Preferred Members. Upon consummation of the transfer of assets contemplated by the Purchase Agreement on the Purchase Agreement Closing Date, GDREC shall be admitted as a Preferred Member of the Company and shall be shown as such on the books and records of the Company. Except as expressly permitted by this Agreement, no other Person shall be admitted as a Preferred Member of the Company without the approval of the Managing Member; provided, however, that if an additional Person is admitted as a Preferred Member, so long as GDREC is a Preferred Member, no Preferred Member shall hold interests of the Company ranking senior to or pari passu with GDREC's interests in respect of distributions or liquidation without the consent or approval of GDREC.

      2.3 Limitation on Liability. Members shall not be liable under a judgment, decree or order of any court, or in any other manner, for a debt, obligation or liability of the Company, except as provided by law or as specifically provided otherwise herein. No Member shall be required to make any contribution to the Company by reason of any negative balance in the Member's Capital Account nor shall any negative balance in a Member's Capital Account create any liability on the part of the Member to any third party.

      2.4 Title to Company Property. All real, personal, tangible and intangible property owned by the Company shall be deemed owned by the Company as an entity and no Member, individually, shall have any ownership of such property. Each Member's Interest in the Company shall be personal property for all purposes.

      2.5 Business Transactions Involving Member. Any Member may lend money to, provide services to and transact other business with the Company and shall have the same rights and obligations with respect to such matters as a Person who is not a Member.

      2.6 Iowa Gaming Licenses. (a) The Company is required to notify the IRGC as to the identity of (and may be required to submit background information regarding) each director, corporate officer and owner, partner, joint venturer, trustee or any other Person, including any Member, who has a Beneficial Interest of five percent (5%) or more, direct or indirect, in the Company or PGP. The IRGC may also request a list of Persons, including Members, holding a Beneficial Interest of less than five percent (5%) in the Company or PGP.

      (b) Holders of Units of the Company that are required to be licensed or found suitable by a Gaming Authority (including the IRGC) in order to own a Beneficial Interest in the Company or actively engage in the management of the Company shall timely submit all information and perform in a timely fashion any and all acts required to be submitted or performed in connection with obtaining a Gaming License issued by such Gaming Authority (including the IRGC). All holders of Units shall also timely submit all information and perform in a timely fashion any and all acts required to be submitted and performed in connection with the license required of the Company or any of its subsidiaries to operate an excursion gambling boat and of the Members to hold Beneficial Interests in an Iowa gaming licensee (an "Iowa Gaming License"). The holders of Units acknowledge that this Agreement is subject to review by the IRGC and any other applicable Gaming Authority, and that the Company and/or any holder of Units may be required to make available, upon written request by the IRGC or such Gaming Authority or any of their duly authorized representatives, information in respect of such holders, including background information of such holders and their respective directors, officers, owners, partners, joint venturers or trustees. To the extent that any holder of Units receives such a request, such holder agrees to provide copies of such documents to the Company in order to respond to such request. If any Gaming Authority, including the IRGC, requires a record or beneficial owner of Units to be licensed, qualified or found suitable, such owner must apply for a Gaming License, qualification or finding of suitability within the time period specified by such Gaming Authority. Such owner shall pay all costs of obtaining such Gaming License, qualification or finding of suitability. In the event that any holder of Units, or any of such holder's subcontractors, agents, or advisors should fail to comply with the terms and provisions of this Agreement relating to the retention and production of documents or any requirement to be licensed, qualified or found suitable, such holder of Units (i) agrees to indemnify and make whole the Company from any loss as the result of the refusal or non-compliance in maintaining or producing documents in accordance with the provisions herein and
(2) acknowledges that the Units of such holder will be subject to mandatory redemption by the Company as set forth in Section 9.4.

      2.7 Voting By Members. In respect of any action that must be approved by a vote of the Common Members under this Agreement, each Common Member, upon and after becoming a Common Member of the Company, shall have voting power equaling its Common Member Percentage Interest. Except with respect to certain consent rights described in Sections 2.2, 18.3 and 18.5, Preferred Members shall have no voting rights hereunder. In respect of any action that must be consented to by the Preferred Members pursuant to Sections 2.2. 18.3 or 18.5, each Preferred Member, upon and after becoming a Preferred Member of the Company, shall have voting power equaling its Preferred Member Percentage Interest. In the event new Preferred Members are admitted, any actions pursuant to Sections 2.2, 18.3 and/or 18.5 must be consented to by GDREC voting as a separate class of Preferred Members.

                                   ARTICLE III

                                 GAMING CONTROL

      3.1 Applicability. This Agreement is governed by and subject to all applicable Gaming Laws.

      3.2 Licensing. Any manager or holder of Interests (including their respective officers, directors, partners, managers, employees and equity interest holders) required by the IRGC or any other Gaming Authority to hold an Iowa Gaming License or any other Gaming License required by applicable Gaming Laws shall first procure and thereafter maintain in full force and effect an Iowa Gaming License or such other Gaming License before such manager and/or holder of Interests shall exercise influence over the conduct of the gaming operations of the Company or PGCL. All licensing fees and related costs and expenses reasonably incurred prior to the Purchase Agreement Closing Date by any manager or Member in connection with an investment in the Company and approved by the Board of Managers shall be reimbursed by the Company promptly following the Purchase Agreement Closing Date; provided, however, that if, following the Purchase Agreement Closing Date, any Gaming Authority requires a manager or Member to be licensed, qualified or found suitable, such manager or Member must pay all costs of obtaining such license, qualification or finding of suitability.

      3.3 Sale, Assignment, Transfer, Pledge or Other Disposition. Notwithstanding any provision to the contrary in this Agreement, the Transfer or issuance of Units or the grant or issuance of options or other Rights shall be ineffective unless the Transferee or the holder of such Right obtains an Iowa Gaming License (and any other applicable Gaming License) or it is determined by the IRGC (and any other applicable Gaming Authority), that no such Iowa Gaming License (or other applicable Gaming License) need be obtained in connection with such Transfer, grant or issuance.

      3.4 Revocability of License. The Members agree that any license, determination of suitability or other approval issued to any Member or other Person in connection with the operation of the business of the Company or this Agreement shall be deemed to be a revocable privilege and no holder thereof shall be deemed to have acquired any vested rights therein or thereunder.

      3.5 Restrictive Legend. If the Company issues any certificate evidencing ownership of an Interest in the Company, such certificate shall, in addition to any other restrictive legend that may be imposed, bear the following legend:

            THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF ANY OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN REGULATORY RESTRICTIONS IMPOSED BY

            GAMING AUTHORITIES HAVING JURISDICTION OVER THE BUSINESS OPERATIONS OF THE COMPANY, INCLUDING, WITHOUT LIMITATION. THE IOWA RACING AND GAMING COMMISSION. AS SET FORTH IN THE COMPANY'S OPERATING AGREEMENT, ANY VIOLATION OF THESE RESTRICTIONS MAY RESULT IN, AMONG OTHER THINGS, A REDEMPTION OR REPURCHASE OF SUCH SECURITIES. IF AT ANY TIME SUCH GAMING AUTHORITIES FIND THAT AN OWNER OF SUCH SECURITIES IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN THE STATE OF IOWA OR ANY OTHER JURISDICTION IN WHICH THE COMPANY OPERATES ITS BUSINESS, SUCH OWNER MUST DISPOSE OF SUCH SECURITIES AS PROVIDED BY THE LAWS OF THE STATE OF IOWA AND THE REGULATIONS OF THE IOWA RACING AND GAMING COMMISSION THEREUNDER AND ALL OTHER APPLICABLE LAWS.

      3.6 Acceptance of Gaming Law Restrictions. The Members agree that any license, determination of suitability or other approval issued to any Member or other Person in connection with the operation of the business of the Company or this Agreement shall be deemed to be a revocable privilege and no holder thereof shall be deemed to have acquired any vested rights therein or thereunder.

      3.7 Gaming Taxes, Assessments, Privilege Fees, Etc. The Company shall pay all gaming taxes, assessments, privilege fees and similar charges required to be paid to the State of Iowa and any county, city, town or municipality thereof arising out of the gaming operations of the Company.

      3.8 Limitation on Payments and Distributions. Neither the Company nor any holder of Interests shall make any payments or distributions of any kind at any time to (or enter into any agreement requiring a payment or distribution of any kind to) William P. Alfredo, Robert C. Nordgren or any of their respective affiliates, related parties, immediate family members, agents, representatives, successors or assigns. The Company and each Member hereby acknowledges that no obligation of any kind is owed by the Company to, and the Company has not entered into nor has any Member caused the Company to enter into any agreement with, any of the Persons referred to in the immediately preceding sentence.

                                   ARTICLE IV

                            MANAGEMENT OF THE COMPANY

      4.1 Management Rights. The Members hereby delegate all their power and authority to the Managing Member, except for such power and authority expressly retained by the Members pursuant to the terms of this Agreement. It shall be the duty and responsibility of the Managing Member solely and exclusively to manage and control the business and affairs of the Company. Subject to the terms of this Agreement, the Managing Member shall have all the rights and powers of a manager as provided in the Delaware Act and as otherwise provided by law. The Managing Member may delegate its authorities and responsibilities for management of the business affairs of the Company to third parties, but such delegation shall not relieve the Managing Member of any of its obligations hereunder and shall not be in violation of applicable Gaming Laws. In furtherance of this right of delegation, the Managing Member may appoint, subject to applicable Gaming Laws, individuals with such titles as it may elect, including but not limited to, the titles of Chief Executive Officer, Chief Operating Officer, President, Vice President, Treasurer and Secretary, to act on behalf of the Company with such power and authority as the Managing Member may delegate in writing to such Person. The Managing Member is hereby granted (i) the right, power and authority to do on behalf of the Company all things which, in its judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including but not limited to the right, power and authority from time to time to incur Company expenses; to employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants; to establish employee benefits plans providing for the payment of deferred compensation; to enter into leases for real or personal property; to purchase equipment; and to manage all other aspects of running the business of the Company; and (ii) such other rights, powers and authorities of a manager as provided in the Delaware Act and as otherwise provided by law.

      4.2 No Management by Other Members. Except as otherwise provided herein, no Member other than the Managing Member shall take part in the management, operation or control of the business and affairs of the Company. Except as expressly delegated by the Managing Member, no Member shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of the Company.

      4.3 Limited Liability. To the fullest extent permitted under applicable law, no Member or Managing Member shall be deemed to violate this Agreement or be liable, responsible or accountable in damages or otherwise to any other Member or Managing Member or the Company for any action or failure to act, unless such violation or liability is attributable to such Member's or Managing Member's gross negligence, willful misconduct, bad faith or a continuing material breach of this Agreement. Without limiting the generality of the foregoing, each such Member or Managing Member shall, in the performance of its duties, be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to such Member or Managing Member by any other Person as to matters such Member or Managing Member reasonably believes are within such other Person's professional or expert competence and that has been selected with reasonable care by or on behalf of the Company.

      4.4 Indemnification. To the fullest extent permitted under applicable law, the Company shall severally indemnify and hold harmless any Person (an "Indemnified Party") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company) by reason of or arising from any acts or omissions (or alleged acts or omissions) on behalf of the Company or in furtherance of the interests of the Company arising out of the Indemnified Party's activities as a Member, Managing Member, officer, employee, trustee or agent of the Company against losses, damages or expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnified Party in connection with such action, suit or proceeding and for which such Indemnified Party has not otherwise been reimbursed, so long as such Indemnified Party did not act in bad faith or in a manner constituting gross negligence or willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere or its equivalent shall not of itself (except insofar as such judgment, order, settlement or plea shall itself specifically provide) create a presumption that the Indemnified Party acted in bad faith or in a manner constituting gross negligence or willful misconduct.

      4.5 General Obligations. The Managing Member shall:

            (a) Take or cause to be taken all actions that may be necessary or appropriate for the development, maintenance, preservation and operation of the properties of the Company as a gaming casino and in accordance with the terms and provisions of this Agreement and applicable laws and regulations;

            (b) At all times conduct the affairs of the Company, or cause the affairs of the Company to be conducted, in such a manner that the Company shall be able to service all Debts and financial obligations of the Company; and

            (c) Use reasonable best efforts to assure that the Company shall not (x) be deemed an "Investment Company" as such term is defined in the Investment Company Act of 1940, as amended, or
                  (y) become a "publicly traded partnership" within the meaning of section 7704 of the Code.

      4.6 Scope of Duties. The Managing Member shall not be required to devote its full time to the business or affairs of the Company but shall devote the time reasonably necessary to perform the duties of the Managing Member under this Agreement and to manage and operate prudently the Company's business and properties.

                                    ARTICLE V

                                COMPANY OFFICERS

      5.1 Officers, Employees and Agents. The Managing Member shall have the right at any time and from time to time to appoint such officers, employees and agents of the Company as the business of the Company may require, as determined in the discretion of the Managing Member, provided, however, that any officer required to be licensed by the IRGC shall apply for and obtain the requisite license prior to performing his duties for the Company. Officers, employees and agents of the Company, if any, shall have the duties and powers as may be prescribed by the Managing Member.

      5.2 Removal and Resignation. Any officer may be removed, either with or without cause, by the Managing Member at any time (subject, in each case, to the rights, if any, of an officer under any contract of employment). Any officer may resign at any time by giving written notice to the Managing Member, without prejudice, however, to the rights, if any, of the Company under any contract to which such officer is a party. Any such resignation shall take effect on the date of the Managing Member's receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      5.3 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Managing Member.

      5.4 Limitation of Liability and Indemnification of Company Officers.

            (a) No officer of the Company shall be liable to the Company or to the Members for acts or omissions of such officer of the Company in connection with the business or affairs of the Company, including, without limitation, any breach of fiduciary duty of such officer as an officer of the Company, any mistake of judgment of such officer as an officer of the Company and any business decision of such officer as an officer of the Company, except for acts or omissions of such officer of the Company that a final adjudication establishes involved breach of such officer's duty of loyalty to the Company or its Members, intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action subject to such final adjudication.

            (b) Notwithstanding any other term or provision of this Agreement, the Company and/or its successor, trustee or receiver may indemnify, defend and hold harmless every officer of the Company and every individual who at any time was but ceased to be an officer of the Company, and the heirs and personal representative of every officer of the Company and of every such individual, against all claims, demands, actions, losses, liabilities, damages, costs and expenses, which after the date of this Agreement arise out of the Company or its business or affairs, including reasonable attorneys' fees incurred in defending all such matters.

            (c) The satisfaction of the indemnification obligations of the Company under this Section 5.4 shall be from and limited to the assets of the Company, and no Member shall have any personal liability for the satisfaction of any such indemnification obligation.

            (d) No amendment or repeal of any term or provision of this Section
5.4 that otherwise would restrict or limit any right or protection of an officer of the Company or other individuals under this Section 5.4 shall apply to or have any effect on any such right or protection of any officer of the Company existing at the time of such amendment or repeal or of any individual who at any time before such amendment or repeal was but ceased to be an officer of the Company, or of the heirs and personal representative of any such officer of the Company or other individual.

                                   ARTICLE VI

                 CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

      6.1 Common Membership Interest. The Company is wholly-owned by the Common Members. Each Common Member and its Common Member Percentage Interest is listed on Schedule A hereto. If, following the date hereof, any Person is admitted as a Common Member or the Common Member Percentage Interest of any Common Member changes, the Managing Member shall amend Schedule A to reflect such new information. On the Purchase Agreement Closing Date, PGP shall make the Capital Contribution set forth next to its name on Schedule B hereto and shall receive a Common Membership Interest in the Company.

      6.2 Preferred Membership Interest. GDREC shall be admitted as a Preferred Member upon the consummation of the transfer of assets contemplated by the Purchase Agreement on the Purchase Agreement Closing Date. Upon its admission as a Preferred Member, GDREC shall have the Preferred Member Percentage Interest listed on Schedule A hereto. If, following the Purchase Agreement Closing Date, any Person is admitted as a Preferred Member or the Preferred Member Percentage Interest of any Preferred Member changes, the Managing Member shall amend Schedule A to reflect such new information.

      6.3 GDREC Capital Contribution. On the Purchase Agreement Closing Date, GDREC shall contribute or cause to be contributed to the Company the assets listed next to its name on Schedule B hereto and shall receive a Preferred Membership Interest in the Company.

      6.4 Additional Capital Contributions: In the event that the Managing Member determines that funds are required by the Company for any Company purpose, the Managing Member may (i) make a Capital Contribution with respect to such funds, (ii) request, but not require, any other Common Member to advance, as an additional Capital Contribution, any or all of the funds so required or
(iii) obtain such funds from any third party upon such terms and conditions as the Managing Member deems appropriate.

      6.5 Issuance of Interests. Interests in the Company (including any right to or attribute of such Interest, or any right to or in the capital, profits or distributions of the Company) may only be issued in a transaction or transactions that are not required to be registered under the Securities Act and, to the extent such offerings or sales are not required to be registered under the Securities Act by reason of Regulation S of the Securities Act, that would not be required to be registered under the Securities Act if the interests so offered or sold were offered and sold within the United States. Any issuance or purported issuance of Interests in the Company (including any right to or attribute of such Interest, or any right to or in the capital, profits or distributions of the Company) in contravention of this Section 6.5 shall be null and void ab initio and of no effect.

                                   ARTICLE VII

                                   ALLOCATIONS

      7.1 Allocation of Profits and Losses.

            7.1.1 Except as otherwise provided in this Article VII, Profits and Losses for any Fiscal Year shall be allocated to the Members as follows:

            (a) First, to the Preferred Members in proportion to their respective Preferred Member Percentage Interests, until the aggregate Profits allocated with respect to the Preferred Members (taking into account allocations of Profits to all previous holders of such Preferred Membership Interests) pursuant to this Section 7.1.1 (a) for the period commencing with the effective date of this Agreement and ending on the last day of such Fiscal Year equal the cumulative Preferred Distribution paid to such Preferred Members (taking into account Preferred Distributions paid to all previous holders of such Preferred Membership Interests) for the period commencing with the effective date of this Agreement and ending on the last day of such Fiscal Year and

            (b) Thereafter, to the Common Members, in proportion to their respective Common Member Percentage Interests as of the end of the Fiscal Year.

            7.1.2 Except as otherwise provided in this Article VII, Losses for any Fiscal Year shall be allocated to the Common Members in proportion to their respective Common Member Percentage Interests as of the end of such Fiscal Year.

            7.1.3 The Losses allocated pursuant to Section 7.1.2 shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal period. In the event that some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to this Section 7.1, the limitation set forth in this Section 7.1.3 shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Treas. Reg. Section 1.704-1(b)(2)(ii)(d). All
Losses in excess of the limitation set forth in this Section 7.1.3 shall be allocated proportionately among the Common Members. Notwithstanding the provisions of Section 7.1.1, 100% of the Profits shall be allocated, prior to any other allocations of Profits, to the Members up to the aggregate of, and in proportion to, any Losses previously allocated to each Member in accordance with this Section 7.1.3 in the reverse order in which such Losses were allocated.

      7.2 Changes in Percentage Interests. If during any Fiscal Year there is a change in the Common Member Percentage Interests, then items of income, gain, loss and deduction for such Taxable Year shall be allocated according to the varying interests of the Common Members pursuant to the interim-closing-of-the-books method under Code Section 706 and the Regulations promulgated thereunder.

      7.3 Tax Allocations. Items of taxable income, gain, loss and deduction shall be determined in accordance with Code Section 703, and except as otherwise provided in this Article VII, the Members' distributive shares of such items for purposes of Code Section 702 shall be determined according to their respective shares of Profits or Losses to which such items relate. In accordance with
Section 704(c) of the Code and the regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its Gross Asset Value as of the date of contribution. In the event the Gross Asset Value of any Company Asset is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Regulations thereunder. The Company shall make curative allocations under the traditional method with curative allocations set forth in Treas. Reg. ss. 1.704-3(c) to the extent necessary to fully offset the effect of the ceiling rule on the allocations pursuant to this Section 7.3. Such curative allocations shall be made at the time of the disposition of property, the allocations with respect to which were affected by the ceiling rule. Such curative allocations shall first be allocations of the gain or loss recognized by the Company on such disposition. To the extent such gain or loss is insufficient to fully offset the effect of the ceiling rule with respect to such property, allocations in the amount of such shortfall shall be made of other items of Company income, gain or loss of similar character recognized upon the disposition of all or substantially all of the assets of the Company. Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.3 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      7.4 Qualified Income Offset, Minimum Gain Chargeback. Notwithstanding anything to the contrary in this Agreement, Profits and Losses shall be allocated as though this Agreement contained (and there is hereby incorporated herein by reference) a qualified income offset provision which complies with Treas. Reg. ss. 1.704-l(b)(2)(ii)(d) and minimum gain chargeback and partner minimum gain chargeback provisions which comply with the requirements of Treasury Regulation Section 1.704-2.

      7.5 Tax Credits. All tax credits of the Company for a Fiscal Year shall be allocated among the Members in the same ratio as Profits were allocated for such Fiscal Year, or if there were no Profits for such Fiscal Year, such tax credits shall be allocated to the Members in accordance with their respective Percentage Interests.

      7.6 Allocations in Event of Recharacterization. If transactions between the Company and a Member are recharacterized, imputed or otherwise treated in a manner the effect of which is to increase or decrease the taxable income, deduction or loss of the Company, and correspondingly decrease or increase the taxable income, deduction or loss of one or more Common Members, the allocations set forth in this Article VII shall be adjusted to eliminate, to the greatest extent possible, the consequences of such recharacterization or imputation.

      7.7 Allocations upon Liquidation or Cessation of Business Activities. Notwithstanding anything to the contrary in Section 7.1 if the Company is to be liquidated pursuant to Article XI hereof or the Company has not conducted any substantial business activities during the 90 days immediately preceding the last day of a Fiscal Year (a "Termination Year"), and there is a reasonable likelihood that the Company will not resume the conduct of any substantial business activities during the Fiscal Year immediately succeeding such Termination Year, and if as of the date of liquidation or the last day of such Termination Year, as applicable, the Capital Account balance of a Preferred Member is (after making all other adjustments as required under this Agreement to the Capital Account balance of such Preferred Member, but before taking into account any adjustments pursuant to this Section 7.7) less than the Minimum Preferred Liquidation Preference of such Preferred Member, then the Company shall make to such Preferred Member a special allocation of gross income (a "Special Gross

Income Allocation") earned by the Company in the Fiscal Year of liquidation or such Termination Year, or any preceding Fiscal Year (beginning with the immediately preceding Fiscal Year), in an amount equal to the amount necessary (after taking into account any further adjustments resulting from such gross income allocation) to make the Capital Account balance of such Preferred Member equal to the Minimum Preferred Liquidation Preference as of such date of liquidation or final day of such Termination Year, as applicable, provided, however, that if at any time before the filing of its federal income tax return for such preceding Fiscal Year, and any other applicable state and local income tax returns for such year, a liquidation of the Company is anticipated to occur during the Fiscal Year in which such income tax returns are due to be filed, the Company shall not file such returns until the 15th day of the seventh month of the Company's Fiscal Year in which such income tax returns are due to be filed, provided, further, that if the liquidation of the Company has not occurred by the 15th day of the 6th month, the Company shall make a reasonable estimate of the special allocation of gross income required to be made pursuant to this
Section 7.7 for purposes of preparing and filing its federal, state, and local income tax returns described in the immediately preceding proviso. In the event the aggregate amount of Special Gross Income Allocations required to be made to all Preferred Members is greater than the aggregate amount of gross income earned by the Company in the Fiscal Year of liquidation or in such Termination Year and, if applicable in the case of a liquidation of the Company, the immediately preceding Fiscal Year ("Company Aggregate Gross Income"), the Company Aggregate Gross Income shall be allocated to all Preferred Members ratably in proportion to their respective Preferred Member Percentage Interests (but, in the case of any particular Preferred Member, not in any amount that would result in such holder's Capital Account balance exceeding such holder's Minimum Preferred Liquidation Preference). In addition, if after allocation of all Company Aggregate Gross Income pursuant to the immediately preceding sentence, the Capital Account balance of any Preferred Member has not been increased to the amount of such Preferred Member's Minimum Preferred Liquidation Preference as of such date of liquidation or final day of such Termination Year, as applicable, then the Company shall amend its federal income tax return and any other applicable state and local tax returns for Fiscal Years preceding such Fiscal Year (beginning with the federal income tax return for the most recent Fiscal Year, and to the extent required, continuing to all previous Fiscal Years for which the applicable statute of limitations for amendments has not expired) to the extent necessary to make the Special Gross Income Allocations required to be made by this Section 7.7. Notwithstanding anything to the contrary in this
Section 7.7, the Special Gross Income Allocations required to be made pursuant to this Section 7.7 shall not exceed the amount by which a ratable portion of the net proceeds of liquidation available for distribution to such Preferred Member pursuant to Section 11.5(c) exceeds the Capital Account of such Preferred Member before the adjustments otherwise required by this Section 7.7.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

      8.1 Distribution Policy.

            8.1.1 Except as otherwise provided in Sections 8.1. 8.2 and 8 4 distributions of Net Cash From Operations, securities or other property shall be made by the Company to the Common Members in proportion to their respective Common Member Percentage Interests, at such time and from time to time as determined by the Managing Member in its sole and absolute discretion.

            8.1.2 Except as otherwise provided in Section 8.2, with respect to each semi-annual distribution period (hereinafter referred to as a "Semi-Annual Distribution Period") ending on or prior to the Final Redemption Date, GDREC shall be entitled to receive, to the extent of available Net Cash From Operations, cumulative distributions in an amount equal to nine percent (9%) per annum, without compounding, of the Aggregate Capital Contribution of GDREC (which as of the Purchase Agreement Closing Date shall equal $7,000,000) (a "Preferred Distribution") provided, that Preferred Membership Interests shall not accrue Preferred Distributions to the extent redeemed in accordance with the terms and provisions of this Agreement. The Semi-Annual Distribution Periods shall commence on January 15 and July 15 of each year and shall end on the day next preceding the first day of the next Semi-Annual Distribution Period; provided, however, that the initial distribution period shall consist of the period from and including the Purchase Agreement Closing Date to and including January 15, 2000 (the "Initial Distribution Period"). All Preferred Distributions described in this Section 8.1.2 shall be payable on each January 15 and July 15 of each year (each of such dates being a "Preferred Distribution Date"), commencing January 15, 2000, with respect to the Semi-Annual Distribution Period then ended. Such Preferred Distributions shall be payable to the holders of record, as they appear on the books and records of the Company at the close of business on each January 1 and July 1 prior to the applicable Preferred Distribution Date. Each of such Preferred Distributions shall be fully cumulative and shall accrue (whether or not declared), without interest, from the first day of the Semi-Annual Distribution Period, except that, with respect to the Initial Distribution Period, Preferred Distributions shall accrue from the Purchase Agreement Closing Date, and shall be computed on the basis of a 360-day year consisting of twelve thirty day months. Notwithstanding any provision to the contrary in this Agreement, no Preferred Distributions shall be paid to GDREC or on the Preferred Membership Interests (whether or not declared) if such payment would violate the terms and covenants of the Company's debt financing arrangements related to the transaction contemplated by the Purchase Agreement. In the event of a refinancing or redemption of Debt as set forth in
Section 8.5, any new Debt incurred to refinance or redeem the Notes shall be on terms (including but not limited to the aggregate principal amount of such Debt) no less favorable, with respect to payment of the Preferred Distributions and the redemption of the Preferred Membership Interests held by GDREC, than those contained in the Notes and the Indenture; provided that in connection with such refinancing or redemption, accrued Preferred Distributions shall be paid.

            8.1.3. Except as otherwise provided herein, the Preferred Members shall not be entitled to participate in any distribution by the Company to the Common Members and, except as otherwise provided herein, the Managing Member shall determine the order and priority of distributions in its absolute discretion.

            In addition, subject to the limitations in Section 8.1.1 and the terms of the Indenture, the Company may make, from time to time, distributions to holders of its Common Membership Interests; provided, however, that, other than (i) distributions permitted by the second sentence of the covenant entitled "Limitation on Restricted Payments" set forth in the Indenture, and (ii) distributions permitted by Sections 3.5 and 3.6 of the PGP Operating Agreement as limited by Section 8.4(b) hereof, the Company will not be permitted to make distributions to Common Members unless the Company, at the time of its determination to make any such distributions and the payment thereof, has satisfied its payment obligations relating to the Preferred Distributions and the redemption of the Preferred Membership Interests.

      8.2 Distributions on Dissolution. If the Company is dissolved, distributions shall be made in accordance with Section 11.5.

      8.3 Treatment of Taxes Withheld: Distributions With Respect to Certain State and Local Taxes. All allocations and distributions made under this Agreement by the Company to any Common Member or Preferred Member shall be subject to withholding or deduction for any taxes as may be required by applicable law, and the Company shall make such withholding or deduction accordingly. All such withholdings or deductions shall be treated as amounts distributed to such Member pursuant to this Article VIII and shall be debited to its Capital Account accordingly. Notwithstanding anything to the contrary herein, in the event that any state, local or other income tax imposed on the Company as an entity for any Fiscal Year is reduced by reason of the holding of a Common Membership Interest by any Member, an amount equal to the reduction attributable to such Member shall be distributed to such Member within 60 days after the end of the Fiscal Year and the expense attributable to such tax shall be allocated among the other Members.

      8.4 Mandatory Distributions.

            (a) To the extent of available Net Cash From Operations and subject to the terms of the Indenture, the Common Members shall be entitled to receive cash distributions from Net Cash From Operations for each Fiscal Year in amounts sufficient to enable the Common Members to discharge any Federal, state and local tax liability for such taxable year (excluding penalties) arising as a result of their Interest in the

Company, determined by assuming the applicability to each Member of the highest combined effective marginal federal, state and local income tax rates applicable to any individual actually obligated to report on any tax returns income derived from the Company. To the extent distributions otherwise payable to a Member pursuant to this Article VIII (excluding for these purposes any amounts distributed to Common Members under this Section 8.4) are insufficient to cover such tax liabilities and subject to the terms of the Indenture, the Company shall make cash distributions (the "Tax Distributions") in amounts, that when added to the cash distributions otherwise payable, shall equal such tax liability. The amount of such tax liability shall be calculated (x) taking into account the deductibility (to the extent allowed) of state and local income taxes for Federal income tax purposes, and (y) taking into account the amount of net cumulative tax loss previously allocated to such Member in prior Fiscal Years and not used in prior Fiscal Years to reduce taxable income for the purpose of making distributions under this Section 8.4 (based on the assumption that taxable income or tax loss from the Company is each Member's only taxable income or tax loss). Tax Distributions shall be debited against such Member's Capital Account. To the extent this Section 8.4 results in distributions other than in the ratios required by Section 8.1.1 the first distributions that are not made pursuant to Section 8.1.1 shall be made so as to cause the aggregate distributions pursuant to Section 8.1.1, including those made pursuant to this
Section 8.4, to be, as nearly as possible, in the ratio required by Section
8.1.1.

      In addition, in the event that aggregate income and, without duplication, Profits of the Company for any Fiscal Year are required, under the provisions of
Section 704(c) of the Code or by Section 7.7 of this Agreement, to be allocated to the Preferred Members in amounts such that the aggregate income and Profits allocated with respect to the Preferred Members (taking into account allocations of income and Profits to all previous holders of Preferred Membership Interests) for the period commencing with the effective date of this Agreement and ending on the last day of such Fiscal Year exceed the cumulative Preferred Distribution paid to such Preferred Members (taking into account Preferred Distributions paid to all previous holders of Preferred Membership Interests) for the period commencing with the effective date of this Agreement and ending on the last day of such Fiscal Year, then to the extent of available Net Cash From Operations and subject to the terms of the Indenture, the Preferred Members shall be entitled to receive cash distributions from Net Cash From Operations in amounts sufficient to enable the Preferred Members to discharge any Federal, state, and local tax liability for such Fiscal Year (excluding penalties) arising as a result of the allocation of such income and Profits to Preferred Members under the provisions of Section 704(c) of the Code or by Section 7.7 of this Agreement, determined by assuming the applicability to each Preferred Member of the highest combined effective marginal federal, state and local income tax rates applicable to an individual that is resident in the State of Iowa (the "Effective Tax Rate") and assuming that the amount of income of the Company allocated to each Preferred Member for such Fiscal Year does not exceed the lesser of (i) the actual amount of income of the Company allocated to such Preferred Member and (ii) a ratable portion (determined on the basis of the Preferred Membership Interest of each Preferred

Member) of the entire Company Profits for such Fiscal Year; provided, however, that the amount distributed to a Preferred Member pursuant to this Section 8.4(a) for any Fiscal Year shall not exceed the excess of (A) the product of (i) the aggregate income of the Company allocated with respect to such Preferred Member and all previous holders of the same Preferred Membership Interest for the period commencing with the effective date of this Agreement and ending on the last day of such Fiscal Year and (ii) the Effective Tax Rate over (B) the cumulative Preferred Distribution paid to such Preferred Member and all previous holders of the same Preferred Membership Interest for the period commencing with the effective date of this Agreement and ending on the last day of such Fiscal Year. The amount of such tax liability shall be calculated taking into account the deductibility (to the extent allowed) of state and local income taxes for Federal income tax purposes. Any such cash distributions made to Preferred Members pursuant to this Section 8.4(a) shall be debited against such Member's Capital Account, and credited against and shall reduce, dollar for dollar, any cumulative unpaid Preferred Distributions or Preferred Distributions required to be made in any succeeding Semi-Annual Distribution Period.

            (b) To the extent of available Net Cash From Operations and subject to the terms of the Indenture, PGP shall be entitled to receive cash distributions from Net Cash From Operations for each Fiscal Year in amounts sufficient to enable PGP to satisfy its obligations under the PGP Operating Agreement, including, without limitation, Sections 3.5 and 3.6 thereof; provided, however, that in no event shall such annual cash distributions in respect of Sections 3.5 and 3.6 of the PGP Operating Agreement exceed five percent (5%) of the Company's earnings before interest, income taxes, depreciation and amortization ("EBITDA") determined on a basis consistent with the Company's presentation of its financial statements.

      8.5 Refinancings or Redemptions of Indebtedness. If the Company repays, redeems or refinances ninety percent (90%) or more of the Notes on or prior to July 1, 2003, the Company shall pay certain members of senior management of the Company and/or PGP a refinancing fee in consideration for their services in connection with such refinancing or redemption in an aggregate amount not to exceed $1,500,000, such refinancing fee to be allocated at Stevens' discretion. In the event of a refinancing or redemption of the Notes as set forth in this
Section 8.5, any new Debt incurred to refinance or redeem the Notes shall be on terms (including but not limited to the aggregate principal amount of such Debt) no less favorable with respect to payment of the Preferred Distributions and the redemption of the Preferred Membership Interests held by GDREC, than those contained in the Notes and the Indenture; provided that in connection with such refinancing or redemption, accrued Preferred Distributions shall be paid.

                                   ARTICLE IX

                  REDEMPTION OF PREFERRED MEMBERSHIP INTERESTS

      9.1 Mandatory Partial Redemption. Subject to the provisions of the Escrow Agreement and the Purchase Agreement, including, without limitation the right of the Company to reduce or offset the Preferred Membership Interests to satisfy indemnification obligations of GDREC and HCI under the Purchase Agreement and the Real Property Purchase Agreement, at any time on or prior to the eighteenth month anniversary of the Purchase Agreement Closing Date (the "Redemption Date"), the Company shall purchase and redeem a portion of the Preferred Membership Interests in an original face amount of $3,000,000, less any applicable reductions or offsets (the "Minimum Partial Redemption") at a purchase price (the "Mandatory Redemption Purchase Price") equal to the face amount of the Preferred Membership Interests to be redeemed, less any applicable reductions or offsets, plus all accrued and unpaid Preferred Distributions in respect of such redeemed Preferred Membership Interests through, but not including, the Redemption Date. All Preferred Membership Interests redeemed pursuant to this Section 9.1 shall be permanently retired.

      9.2 Mandatory Final Redemption. The original face amount of Preferred Membership Interests outstanding (the "Remaining Preferred Interests") immediately following the purchase and redemption (or, if applicable, reduction or setoff) of the Minimum Partial Redemption in accordance with the provisions of Section 9.1 hereof shall be purchased and redeemed by the Company on the date occurring seven (7) years and ninety (90) days after the Purchase Agreement Closing Date (the "Final Redemption Date") at a purchase price equal to the original face amount of outstanding Remaining Preferred Interests, plus all accrued and unpaid Preferred Distributions in respect of such Remaining Preferred Interests through, but not including, the Final Redemption Date. All Preferred Membership Interests redeemed pursuant to this Section 9.2 shall be permanently retired.

      9.3 Optional Redemption. The Preferred Membership Interests shall be redeemable, at the option of the Managing Member, in whole or in part, at any time or from time to time after the issuance thereof at a purchase price equal to the original face amount of Preferred Membership Interests to be redeemed, plus all accrued and unpaid Preferred Distributions in respect of such redeemed Preferred Membership Interests through, but not including, the date of redemption thereof, less any applicable reductions or offsets (the "Optional Redemption Purchase Price"). All Preferred Membership Interests redeemed pursuant to this Section 9.3 shall be permanently retired.

      9.4 Required Regulatory Redemptions or Repurchases. The Preferred Membership Interests and the Common Membership Interests will be subject to redemption or repurchase as set forth below if:

            (1) the holder of such Interest is required by any Gaming Authority to divest itself of such Interest,

            (2) the holder of such Interest is licensed to hold Interests and such Gaming License is subsequently revoked or such holder fails to have any Gaming License required for it to be a holder of Interests and such failure continues for 30 consecutive days,

            (3) the holder of such Interest (i) takes any action or omits or fails to take any action, in each case in contravention of any gaming laws or governmental authorities or (ii) is found not to be suitable (or found to be unsuitable) or to otherwise qualify under any applicable gaming laws and, with respect to each of clauses (i) or clause (ii) above, as applicable, the Company determines, in its reasonable good faith judgement, that such actions, omissions, failures, unsuitability or inability to be qualified could reasonably be expected to prevent or materially impairs the acquisition or retention by the Company of any Gaming License, or

            (4) the holder of such Interests fails to comply with its obligations under Section 2.6 of this Agreement.

      Upon the occurrence of any of the events described in clauses (1) through
(4) above with respect to a holder of an Interest, including a Preferred Membership Interest (hereinafter, an "Unsuitable Member"), the Company shall have the right to purchase (which right shall be assignable by the Company), upon 5 days' notice to such applicable Unsuitable Member and for 10 days thereafter, such Interest for an amount equal to the lesser of (a) such holder's capital contribution in respect of such Interest or (b) the current fair market value of such Interest as determined by the Managing Member in its reasonable good faith judgement.

      The purchase price to be paid by the Company to an Unsuitable Member may be paid, at the option of the Company, in cash or a promissory note with the principal and interest payable annually and amortized over not more than seven years and bearing interest at a rate per annum equal to the sum of the prime lending rate published by the Wall Street Journal at the date of redemption plus 2%. No Unsuitable Member shall be entitled to any compensation from PGP, any direct or indirect subsidiary of PGP, or any member of PGP or the Company, by reason of the redemption or repurchase of such Preferred Membership Interest.

                                    ARTICLE X

                            TAX MATTERS AND ELECTIONS

      10.1 Designation of Tax Matters Partner. The Members hereby unanimously designate PGP as the "Tax Matters Partner" of the Company as defined in Section 6231 of the Code. Any future alternative Tax Matters Partner shall be elected by the Members in accordance with the terms of this Agreement.

      10.2 Powers and Duties of Tax Matters Partner. The Tax Matters Partner shall have such powers and perform such duties as provided in Sections 6221 through 6233 of the Code with respect to a Tax Matters Partner. However, the Tax Matters Partner will not make an election pursuant to (i) Regulation ss.301.7701-3 to treat the Company as an association taxable as a corporation or
(ii) Code Section 761 for the Company not to be treated as a partnership, in either case, without the consent of all Members and the approval of a majority of the members of the Independent Committee. During any Company income tax audit or other income tax controversy with any governmental agency, the Tax Matters Partner shall keep the Members informed of all material facts and developments on a timely basis, and shall consult with the Members at their request. The Tax Matters Partner shall not be authorized to enter into a settlement which binds the Members or the Company without the advance written consent of the Members, except for settlements for de minimis amounts (e.g., not exceeding $10,000 in the aggregate). The Tax Matters Partner shall take all actions necessary to cause each qualifying Member to be a "notice partner" within the meaning of
Section 6231(a)(8) of the Code.

      10.3 Expenses Regarding Tax Matters. All reasonable expenses incurred by the Tax Matters Partner with respect to any tax matter which does or may affect the Company, or any Member by reason thereof, including but not limited to expenses incurred by the Tax Matters Partner acting in its capacity as Tax Matters Partner in connection with Company-level administrative or judicial tax proceedings, shall be paid for out of Company assets. If the Members are permitted by the Company or permitted under the Code to participate in Company-level administrative or judicial tax proceedings, the Company shall be responsible for all expenses incurred by them in connection with such participation. The cost of any adjustments to the members and the cost of any resulting audits or adjustments of the Members' tax returns will be borne solely by the Members and the cost of any adjustments to the Company and the cost of any resulting audits or adjustments of the Company's tax returns will be borne solely by the Company.

      10.4 Basis Election. In the event that a distribution of any of the Company's property is made in the manner provided in Section 734 of the Code, or where a transfer of an Interest in the Company permitted by this Agreement is made in the manner provided in Section 743 of the Code, then, upon the written request of any Member, the Company shall file an election under Section 754 of the Code and the Regulations thereunder and a corresponding election under the applicable section of state and local law. Each Member shall provide the Company with all information necessary to give effect to any election under Section 754 of the Code.

      10.5 Established Securities Markets. Each Member hereby represents and warrants to the Company and to all of the other Members that such Member has not acquired nor will such Member Transfer any Interest in the Company (including any right to or attribute of such Interest, or right to or in the capital, profits or distributions of the Company), or cause any Interest in the Company (including any right to or attribute of such Interest, or right to or in the capital, profits or distributions of the Company), to be marketed on or through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704(b) of the Code or the Regulations thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

      10.6 Election to be Taxed as a Corporation. No officer or manager of the Company, and not less than all Members (subject to the approval of a majority of the members of the Independent Committee) shall have the power to make an election to treat the Company as an association taxable as a corporation for federal, state and local income tax purposes (including an election under Regulation ss.301.7701-3(c)).

                                   ARTICLE XI

                           DISSOLUTION AND TERMINATION

      11.1 Events Causing Dissolution. The Company shall be dissolved and its business wound up upon the earlier to occur of any of the following events:

            (a) The expiration of the term of the Company;

            (b) The sale or disposition of substantially all of the property and assets owned by the Company, if the Managing Member approves such dissolution;

            (c) The entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

The death, disability, Bankruptcy or dissolution of a Member shall not cause the dissolution of the Company. No Member has any right to resign, retire or withdraw from the Company and any attempt to do so shall be NULL and VOID

      11.2 Liquidating Trustee. Upon the occurrence of an event of dissolution, as described in Section 11.1, the Managing Member is approved to carry out the winding up of the Company and shall promptly notify the Members of such dissolution and shall constitute the "liquidating trustee" as defined in Section 18-101 of the Delaware Act.

      11.3 Liquidation.

            (a) Upon the occurrence of an event of dissolution as described in
Section 11.1 a liquidator unanimously selected by the Managing Member shall sell the Company's assets, and thereafter cease to engage in any further business, except to the extent necessary to perform existing obligations, and shall wind up the Company's affairs and liquidate its assets

            (b) During the course of liquidation, the Common Members shall continue to share Profits and Losses as provided in Article VII. but there shall be no cash distributions to the Members until the Distribution Date (as defined in Section 11.4).

      11.4 Liabilities. Liquidation shall continue until the Company's affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations and liabilities of the Company are satisfied or can be adequately provided for under this Agreement. The assumption or guarantee in good faith by one or more financially responsible Persons shall be deemed to be an adequate means of providing for such obligations and liabilities. When the Managing Member has determined that there can be a final accounting, the Managing Member shall establish a date (not to be later than the end of the taxable year of the liquidation, i.e., the time at which the Company ceases to be a going concern as provided in Section 1.704-1 (b)(2)(ii)(g) of the Regulations, or, if later, ninety (90) days after the date of such liquidation) for the distribution of the proceeds of liquidation of the Company (the "Distribution Date"). The net proceeds of liquidation of the Company shall be distributed to the Members as provided in Section 11.5 not later than the Distribution Date.

      11.5 Distribution of Proceeds upon Liquidation. Subject to Section 18-803 of the Delaware Act, upon final liquidation of the Company, but not later than the Distribution Date, the net proceeds of liquidation shall be distributed in the following order of priority:

            (a) to creditors with respect to any unpaid expenses, or any outstanding loan or advance, including under the Notes;

            (b) to the Members in respect of costs and expenses incurred by such Members in connection with the winding up the affairs of the Company, discharging the liabilities of the Company, distributing the assets of the Company or dissolving the Company in accordance with this Article XI

            (c) to the Preferred Members, ratably in accordance with, and to the extent of; their positive Capital Account balances, as determined after taking into account all Capital Account adjustments for the Fiscal Year of the Company during which the liquidation of the Company occurs (other than such Capital Account adjustments made by reason of this clause (c)); and

            (d) to the Common Members in accordance with their positive Capital Account balances, as determined after taking into account all Capital Account adjustments for the Fiscal Year of the Company during which the liquidation of the Company occurs (other than such Capital Account adjustments made by reason of this clause (d)).

      11.6 Deficit Capital Accounts. If any Member's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Member shall have no obligation to contribute to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purposes whatsoever.

      11.7 Certificate of Cancellation. Upon dissolution and liquidation of the Company, the Managing Member shall cause a Certificate of Cancellation to be executed and filed with the office of the Secretary of State of Delaware in accordance with Section 18-203 of the Delaware Act.

                                   ARTICLE XII

                             TRANSFERS OF INTERESTS

      12.1 Restrictions on Transfer. No Member shall have the right to Transfer all or any part of its Interest in the Company without the approval of the Managing Member, and any purported Transfer of all or any part of an interest in the Company in contravention hereof shall be null and void and of no force and effect.

      12.2 Admission of Transferee as a Member. No Transferee of all or any portion of any Member's Interest in the Company shall be admitted as a substitute or additional member of the Company unless (i) the Transfer to such Transferee is in full compliance with the provisions of this Agreement, (ii) such Transfer has been approved in writing by the Managing Member (which approval may be withheld in its sole and absolute discretion) and (iii) such Transferee shall have executed and delivered to the Company such instruments as the Managing Member reasonably deems necessary or desirable to effectuate the admission of such Transferee as a Member of the Company and to confirm the agreement of such Transferee to be bound by all the terms, conditions and provisions of this Agreement.

      12.3 Entity Member Transfers. If any Member is a closely-held corporation, limited liability company or unincorporated association or partnership, then, in any single transaction or series of related transactions, the original issuance or Transfer of any stock or interest in such corporation, limited liability company, association or partnership constituting in the aggregate in excess of fifty percent (50%) of all such stock or interests then outstanding shall be deemed a Transfer of such Member's Interest within the meaning of this Agreement, except as provided below in this Section 12.3. If any Member is a publicly-traded corporation, limited liability company, association or partnership, meaning for the purposes of this Agreement that such corporation, limited liability company, association or partnership has effected a bona fide initial public offering of any class of its equity securities that were registered for such purpose with the Securities and Exchange Commission under the Securities Act on Form S-1 (or any successor of such form), then, in any single transaction or series of related transactions, the original issuance or Transfer of any stock or interest in such corporation, limited liability company, association or partnership constituting in the aggregate in excess of eighty percent (80%) of all such stock or interests then outstanding shall be deemed a Transfer of such Member's Interest within the meaning of this Agreement, except as provided below in this Section 12.3. Notwithstanding the foregoing, in no event shall any public offering of securities of any class of any Member that is registered with the Securities and Exchange Commission under the Securities Act constitute or be deemed a Transfer of an Interest within the meaning of this Agreement.

      Notwithstanding any other term or provision of this Section 12.3, in no event shall the Transfer by any Person to any of the Persons listed in subparagraphs (a) and (b) below of this Section 12.3 of any stock or interest in any corporation, limited liability company, association or partnership that is a Member, whether or not closely-held or publicly-traded, be deemed a Transfer of such Member's Interest within the meaning of this Agreement:

            (a) To any one or more entities that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the current or any future record or beneficial holder of such stock or interest; or

            (b) To a revocable living trust for the benefit of the current or any future record or beneficial holder of such stock or interest.

      12.4 Restrictive Legend. In addition to any other restrictive legend that may be imposed on any certificate evidencing ownership of any Interest, such certificate shall bear the following legend:

            THE TRANSFER OF ANY SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS CONTAINED IN THE COMPANY'S OPERATING

            AGREEMENT, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY UPON
            REQUEST.

      12.5 Limitation on Foreign Ownership. Notwithstanding any provision to the contrary in this Agreement, no Person, including existing Members, shall be permitted to purchase Interests and no Member shall be permitted at any time and under any circumstances to Transfer its Interest, or any portion thereof if; following such purchase or Transfer, more than 25% of the Interests in the Company are owned, directly or indirectly, by Persons who are not citizens of the United States. Any such purchase or Transfer or purported purchase or Transfer shall be null and void and the Company shall not recognize the transferee, purchaser, purported transferee or purported beneficial owner of such Interest as a direct or indirect holder or owner of an Interest in the Company for any purpose. To the extent required by maritime laws, the Managing Member and the officers of the Company shall be citizens of the United States.

      12.6 Limitation on Activities. Notwithstanding any provision to the contrary in this Agreement, without the written consent of the Managing Member, no Member shall at any time engage in (or acquire or hold, directly or indirectly, a controlling interest in any Person engaged in) any gaming business or related activity that competes with the business of the Company, whether as presently or hereafter conducted.

      12.7 Restrictions to Avoid Publicly Traded Partnership Status. A Member shall not Transfer (which term shall include, for purposes of this Section 12.7, a redemption of Interests by the Company or the entering into of a financial instrument or contract the value of which is determined in whole or in part by reference to the Company) all or any part of its Interest in the Company (including any right to or attribute of such Interest, or any right to or in the capital, profits or distributions of the Company), and any such Transfer or purported Transfer shall be null and void ab initio and of no effect, and the Company shall not recognize the transferee, purported transferee or purported beneficial owner of such Interest as a direct or indirect holder or owner of an Interest in the Company for any purpose, unless prior to the effectiveness of such Transfer, the Member delivers to the Managing Member an opinion of counsel reasonably satisfactory to the Managing Member and a majority of the members of the Independent Committee to the effect that such Transfer will not result in the Company being treated as a "publicly traded partnership" under Section 7704 of the Code, the regulations thereunder and any administrative rulings or policies with respect thereto. For purposes of the preceding sentence, a Transfer will not include transfers which, in the determination of the Managing Member, and subject to a concurring determination by a majority of the members of the Independent Committee, constitute (i) transfers in which the basis of the interest in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under
Section 732 of the Code, (ii) transfers at death, (iii) transfers to a spouse, brother, sister, ancestor or lineal descendant of the transferring Member, (iv) transfers involving the issuance by the Company of interests in the capital or profits of the Company in exchange for consideration, (v) transfers involving distributions from a retirement plan or individual retirement account, (vi) block transfers where a Member and related persons (within the meaning of Sections 267(b) and 707(b)(1) of the Code), in one or more transactions during any 30 calendar day period, transfer in the aggregate more than 2% of the total interests in Company capital or profits, (vii) transfers pursuant to a right under a redemption or repurchase agreement described in Regulation ss. 1.7704-1(e)(vii) that is exercisable only upon the death, disability or mental incompetence of the Member or upon the retirement or termination of services of an individual who actively participated in the management of the Company or performed services on a full-time basis for the Company, (viii) transfers through a "qualified matching service," as defined by Regulation ss.1.7704-1(g) or (ix) transfers by one or more Members of interests representing more than 50% of the total interests in Company capital and profits in one transaction or a series of related transactions. Transfers which would be null and void under the provisions of this Section 12.8 will be permitted in the order requested as soon as the opinion referred to in this Section 12.8 is delivered to the Managing Member. References in this Section 12.8 to a specific percentage of Company capital or profits shall be deemed to be a reference to such percentage of Company capital or profits determined in accordance with Regulation ss. 1.7704-1(k).

      Neither the Members nor the Company shall participate in the establishment of an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code for the Transfer of any Interest in the Company (including any right to or attribute of such Interest, or any right to or in the capital, profits or distributions of the Company) or recognize any Transfers made thereon, and any Transfer or purported Transfer thereon shall be null and void ab initio and of no effect.

      Notwithstanding any other provision of this Agreement, upon the receipt by the Managing Member of an opinion of counsel to the Company reasonably satisfactory to the Managing Member and a majority of the members of the Independent Committee to the effect that the removal of one or more of the foregoing restrictions contained in this Section 12.8 will not result in the Company being treated as a "publicly traded partnership" under Section 7704 of the Code, the regulations thereunder and any administrative rulings or policies with respect thereto, then the restriction or restrictions so specified in such opinion shall no longer constitute provisions of this Agreement, and shall no longer prevent the Transfer of any Interest.

      12.8 Disqualified Interest. No Person is permitted at any time to hold, directly or indirectly, a Beneficial Interest that is equal to or in excess of five percent (5%) of the issued and outstanding Interests of the Company without having been found suitable or qualified to hold a Gaming License by applicable Gaming Authorities, including the IRGC. To the extent any holder of Interests that has not been licensed and has not otherwise satisfied all applicable suitability and other requirements imposed by applicable Gaming Laws acquires, directly or indirectly, in one or more transactions a

Beneficial Interest equal to or in excess of five percent (5%) of the issued and outstanding Interests of the Company (such excess amount, a "Disqualified Interest"), such transactions, solely to the extent relating to the acquisition by such holder of such Disqualified Interest, shall be void ab initio and of no effect.

                                  ARTICLE XIII

                                    LIABILITY

      13.1 Liability of the Members. Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. Except as otherwise expressly provided in the Delaware Act, the liability of each Member shall be limited to the amount of capital contributions, if any, required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

      13.2 Waiver of Partition and Nature of Interest in the Company. Except as otherwise expressly provided in this Agreement, each of the Members hereby irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law, or to file a complaint or to institute any proceeding at law or in equity to cause the termination, dissolution and liquidation of the Company. Each of the Members has been induced to enter into this Agreement in reliance upon the waivers set forth in this Section 13.2, and without such waivers, no Member would have entered into this Agreement. No Member shall have any interest in any specific assets of the Company. The interest of all Members in this Company are personal property.

                                   ARTICLE XIV

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      14.1 Books and Records. The Company shall maintain, or cause to be maintained, in a manner customary and consistent with generally accepted accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the property of the Company. Such books and records of account shall be prepared and maintained at the principal place of business of the Company or such other place or places as may from time to time be determined by the Managing Member. Each Member or its duly authorized representative shall have the right to inspect, examine and copy such books and records of account at the Company's office during reasonable business hours. A reasonable charge for copying books and records may be charged by the Company.

      14.2 Accounting and Fiscal Year. The books of the Company shall be kept on the accrual basis and the Company shall report its operations for tax purposes on the accrual method. The fiscal year of the Company shall end on December 31 of each year, unless a different fiscal year shall be required by the Code.

      14.3 The Company Accountant. The Company shall retain as the regular accountant and auditor for the Company (the "Company Accountant") a nationally recognized accounting firm designated by the Managing Member and approved by a majority of the Independent Committee. The fees and expenses of the Company Accountant shall be a Company expense.

      14.4 Reserves. The Members may, subject to such conditions as they shall determine, establish reserves for the purpose and requirements as they may deem appropriate.

                                   ARTICLE XV

                                    EXPENSES

      15.1 Reimbursement. Each Member and its Affiliates shall bear their own costs and expenses, other than costs and expenses actually and reasonably incurred by the Common Members and their Affiliates in connection with the formation and organization of the Company and the ongoing business and affairs of the Company, which costs and expenses shall be borne by the Common Members in proportion to their respective Common Member Percentage Interests.

      15.2 Out-of-pocket Expenses. The Members have agreed to pay their own respective out-of-pocket and other incidental expenses such as travel, lodging, entertainment, telephone, overnight courier and postage. No Member will make a claim against the other Members as a result of these expenses.

                                   ARTICLE XVI

                             SECURITIES LAWS MATTERS

      16.1 Securities Law Representations and Warranties. Each Member hereby represents and warrants to the Company and to all of the other Members all of the following:

            (a) Such member is acquiring such Member's Interest for investment and not with a view to the sale or distribution of any part thereof.

            (b) Such member has no present intention to sell or otherwise distribute any part of such Member's Interest.

            (c) The Company has advised such Member (i) that such Member's Interest has not been registered under the Securities Act, as the offering and sale of such Member's Interest is to be effected in accordance with an exemption from the registration requirements of the Securities Act and similar exemptions under applicable state securities law, and (ii) that, in this connection, the Company is relying in part on the representations and warranties of such Member set forth herein.

            (d) Such Member shall make no disposition of all or any portion of such Member's Interest unless and until (i) such Member has notified the Company of the proposed disposition, (ii) such Member has furnished the Company with an opinion of legal counsel to the effect that such disposition will not require registration of such Member's Interest under the Securities Act, (iii) such opinion of legal counsel has been concurred with by the Company's legal counsel, and (iv) the Company has advised such Member of such concurrence.

            (e) Such Member has received all such information as such Member deems necessary and appropriate to enable such Member to evaluate the financial risk inherent in acquiring such Member's Interest, and such Member acknowledges receipt of satisfactory and complete information covering the business and financial condition of the Company in response to all inquiries in respect thereof.

            (f) Such Member has had the opportunity to consult with such Member's investment counselors, attorneys, accountants and other advisors regarding the terms and conditions of this Agreement and its tax and legal consequences.

            (g)   Such Member has either or both of the following:

                  (i) a pre-existing business or personal relationship with the Company and/or one (1) or more of its Managers; or

                  (ii) sufficient sophistication to make an informed investment decision based on such Member's personal knowledge of the business and affairs of the Company, based on such additional information as such Member may have requested and received from the Company and based on the independent inquiries and investigation undertaken by such Member.

            (h) Such Member understands that such Member's investment in such Member's Interest is speculative and risky.

            (i) Such Member understands that such Member has no assurance that the Company will be a financial success or that such Member's investment in such Member's Interest will be recovered.

            (j) Such Member has the financial ability to bear the economic risk of such Member's investment in such Member's Interest, has adequate means for providing for such Member's current needs and personal contingencies and has no need for liquidity with respect to such Member's Interest.

            (k) Neither the Company, nor any of the other Members nor any employee, agent or affiliate of the Company or of any of the other Members has made any representation or warranty to such Member.

            (I) The Company used no general solicitation or general advertising in connection with the Company's offer to sell (if any) or the Company's sale of such Member's Interest to such Member.

            (m) Such Member recognizes that such Member's Interest is unregistered under the Securities Act and must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available.

            (n) Such Member understands that the Company is under no obligation to register such Member's Interest under the Securities Act or to comply with any exemption from such registration.

            (o) Such Member understands and agrees that, in addition to any other restrictive legend that may be imposed on any certificate evidencing ownership of such Member's Interest, such certificate shall bear the following legend:

                        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NO SUCH SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            (p) Such Member understands that Rule 144 under the Securities Act presently does not apply and may never apply to the Company's securities because the Company does not now, and may never, file reports required by the Exchange Act, and has not made, and may never make, publicly available the information required by Rule 15c2-11 of the Exchange Act. Furthermore, such Member understands that if Rule 144 were available, sales of Company securities made in reliance thereon could be made only in certain limited amounts, after certain holding periods, and only when specified current information about the Company had been made available to the public, all in accordance with the terms and in satisfaction of the conditions of Rule 144. Such Member understands that, in the case of Company securities to which Rule 144 is not applicable, compliance with some other exemption under the Securities Act will be required in order for any re-sale or other Transfer of such Company securities to be effected legally.

                                  ARTICLE XVII

                                POWER OF ATTORNEY

      17.1 Power of Attorney. Except as otherwise provided in this Agreement, each Member hereby irrevocably constitutes and appoints Stevens (the "Attorney-in-Fact") his or its true and lawful attorney, for it and in its or his name, place and stead and for its, his or its use and benefit to sign and acknowledge, file and record:

            (a) The Certificate of Formation, as well as any and all amendments thereto;

            (b) Any certificates, instruments, and documents, including fictitious business name statements, as may be appropriate under the laws of any state or other jurisdiction in which the Company currently conducts or intends to conduct business in connection with the use of the name of the Company by the Company;

            (c) Any other instrument which may be required to be filed by or on behalf of the Company under the laws of any state or by any governmental agency;

            (d) Any and all amendments of the instruments described in, or required to effectuate or perfect, any of the preceding subparagraphs; and

            (e) Except as otherwise provided in this Agreement, any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company.

      The foregoing grant of authority: (i) is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of any Member; (ii) may be exercised by the Attorney-in-Fact for each of the undersigned by a facsimile signature by the Attorney-in-Fact or by listing the names of all of the undersigned executing any instrument with a single signature of Stevens acting as Attorney-in-Fact for all of them; and (iii) shall survive the delivery of an assignment by a Member of all or any of its, his or its Interest, and any Transferee does hereby constitute and appoint M. Brent Stevens his or its attorney in the same manner and force and for the same purposes as the assignor.

      The undersigned authorizes such Attorney-in-Fact to take such further action which such Attorney-in-Fact shall consider necessary or advisable in connection with any of the foregoing, hereby gives such Attorney-in-Fact full power and authority to do and perform each and every act or thing whatsoever required or advisable to be done in and about the foregoing as fully as the undersigned might or could do if personally present, and hereby ratifies and confirms all that such Attorney-in-Fact shall lawfully do or cause to be done by virtue hereof. In the event of any conflict between the provisions of this Agreement and any document executed or filed by Stevens pursuant to the Power of Attorney granted in this
Section 17.1, this Agreement shall govern.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

      18.1 Further Assurances: Each Member agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

      18.2 Severability: In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.

      18.3 Amendments. Except as otherwise provided herein, this Agreement may be amended, modified or revised, in whole or in part' upon the approval of the Managing Member and the approval of all of the members of the Independent Committee; provided, however, that no amendment, modification or revision of this Agreement shall be effective without the consent or approval of the Preferred Members if and to the extent that such amendment, modification or revision would adversely affect the Preferred Members' rights, privileges or preferences hereunder. In the event new Preferred Members are admitted, any amendment, modification or revision of this Agreement that would adversely affect GDREC's rights, privileges or preferences hereunder shall require GDREC's consent and approval.

      18.4 Amendments to Comply with Gaming or Similar Laws. Notwithstanding the provisions of Section 18.3 of this Agreement, (i) the Members hereby agree that this Agreement may be amended by the Managing Member as necessary to comply with the requirements of applicable Gaming Laws that regulate or otherwise pertain to the business of the Company, and (ii) Sections 3.8. 1 8.5(a) and this Section
18.4 shall not be amended without the prior consent of the IROC.

      18.5 Entire Agreement: Purchase Agreement.

            (a) The Company and each Member hereby ratifies and confirms the rights, duties and obligations of the Company (as PGP's designee) set forth in the

Purchase Agreement and, notwithstanding any other provision in this Agreement to the contrary, the Company (as PGP's designee) and each Member hereby acknowledges and agrees to comply with all provisions thereunder, and in the event that there are any inconsistencies between the terms of the Purchase Agreement and this Agreement, the terms and provisions of the Purchase Agreement shall govern. This Section 18.5(a) shall not be amended without the prior consent of the IRGC and GDREC.

            (b) This Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the matters hereof and, with the exception of applicable provisions of the Purchase Agreement, supersedes any prior oral and written understandings or agreements.

      18.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof.

      18.7 Dispute Resolution. The parties hereto hereby agree that any controversy, dispute or claim arising out of or relating to this Agreement or any breach of this Agreement shall be resolved in accordance with the terms and provisions of this Section 18.7.

            18.7.1 Agreement to Negotiate. Before submitting any controversy, dispute or claim arising out of or relating to this Agreement or any breach of this Agreement to arbitration, the following procedures shall be followed:

                  (a) The party desiring to submit any such controversy, dispute or claim to arbitration ("Claimant") first shall give written notice thereof to the other party ("Recipient") setting forth in detail the pertinent facts and circumstances relating to such controversy, dispute or claim;

                  (b) Recipient shall have a period of fifteen (15) days in which to consider the controversy, dispute or claim that is the subject of the notice and to furnish in writing to Claimant a written statement of Recipient's position with respect thereto;

                  (c) Within seven (7) days of Claimant's receipt of Recipient's written statement, Claimant and Recipient shall meet with a mediator, whose identity shall be mutually agreed upon by Claimant and Recipient, in an effort to resolve amicably any difference that may exist between the respective positions of Claimant and Recipient, and, if such resolution is not achieved, either or both of Claimant and Recipient shall have the right to submit the matter to arbitration.

            18.7.2 Procedure for Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement or any breach of this Agreement, including any dispute concerning the termination of this Agreement, that has not been resolved in accordance with Section 18.7.1 shall be settled by arbitration in Clark County, Nevada in accordance with the commercial arbitration rules of the American Arbitration Association then existing. In arbitration, this Agreement (including this provision providing for arbitration in the event of any controversy, dispute or claim arising out of or relating to this Agreement or any breach of this Agreement that has not been resolved in accordance with
Section 18.7.1) shall be specifically enforceable. Judgement upon any award rendered by an arbitrator may be entered in any court having jurisdiction. The prevailing party to an arbitration proceeding commenced hereunder shall be entitled as a part of the arbitration award to the costs and expenses (including reasonable attorneys' fees) of investigating, preparing and pursuing an arbitration claim as such costs and expenses are awarded by the arbitrator.

      18.8 Attorney Fees. If the Company or any Member obtains a judgment against any Member by reason of the breach of this Agreement or the failure to comply with the terms hereof; reasonable attorneys' fees and costs as fixed by the court shall be included in such judgment.

      18.9 Captions. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.

      18.10 Creditors Not Benefited. Nothing contained in this Agreement is intended or shall be deemed to benefit any creditor of the Company or any member, and no creditor of the Company shall be entitled to require the Company or the Members to solicit or accept any capital contribution for the Company or to enforce any right which the Company or any Member may have against any Member under this Agreement.

      18.11 Indemnification of Organizer. The Common Members hereby agree to indemnify and hold harmless the person or persons who sign the Company's Certificate of Formation, as filed with the Secretary of State of Delaware (the "Organizer") for all other acts taken by the Organizer as organizer. The Common Members agree to pay all costs and expense incurred by the Organizer in organizing the Company including any claims brought against the Organizer including any damages, court costs, attorneys fees and other costs related to the Organizer's defense of any claim brought or judgment rendered against the Organizer for the Organizer's actions as organizer.

      18.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      18.13 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective personal representatives, heirs, successors and permitted assigns; provided, however, that (i) nothing contained in this Section 18.13 shall be construed to permit any attempted assignment or other transfer which would be prohibited or void pursuant to any other provision of this Agreement, and (ii) notwithstanding any provision to the contrary in this Agreement, neither the Company nor any Member shall be required to take any action or omit to take any action inconsistent with the requirements of applicable law or as required in connection with legal process.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below next to its signature.

                                 PENINSULA GAMING PARTNERS, LLC
                                 a Delaware limited liability company

Date: 7/15/99                    By: /s/ Brent Stevens
                                     -------------------------------------------
                                 Name: M. Brent Stevens
                                 Title: Manager


                                 GREATER DUBUQUE RIVERBOAT ENTERTAINMENT
                                 COMPANY, L.C., an Iowa limited liability company

Date: 7/15/99                    By: /s/ Don Iverson
                                     -------------------------------------------
                                 Name: Don Iverson
                                 Title: Chairman

                                   SCHEDULE A
                              MEMBERSHIP INTERESTS

COMMON MEMBERS                      COMMON MEMBER PERCENTAGE INTEREST
--------------                      ---------------------------------

Peninsula Gaming Partners, LLC                     100%

PREFERRED MEMBERS                   PREFERRED MEMBER PERCENTAGE INTEREST
-----------------                   ------------------------------------

Greater Dubuque Riverboat                          100%
Entertainment Company, L.C.

                                   SCHEDULE B
                              CAPITAL CONTRIBUTIONS

Peninsula Gaming Partners, LLC

$9,000,000 in cash.

Greater Dubuque Riverboat Entertainment Company, L.C.

A portion of Seller's Assets (as such term is defined in the Purchase Agreement) having a Fair Market Value equal to $7,000,000.